Exhibit (a)(1)(D)

EMPIRE STATE REALTY OP, L.P.

OFFER TO EXCHANGE

SERIES 2019 PRIVATE PERPETUAL PREFERRED OPERATING PARTNERSHIP UNITS

FOR

SERIES ES OPERATING PARTNERSHIP UNITS

SERIES 60 OPERATING PARTNERSHIP UNITS

SERIES 250 OPERATING PARTNERSHIP UNITS

AND

SERIES PR OPERATING PARTNERSHIP UNITS

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 11, 2019

UNLESS EXTENDED OR TERMINATED BY THE COMPANY.

September 4, 2019

To Our Clients:

We hold for your account securities in Empire State Realty OP, L.P. (the “Company”) which are the subject of an exchange offer, by which you may elect to receive higher current distributions at a permanently fixed rate. If you wish to make such exchange, you must send us the Instructions From Beneficial Owner, a form of which is attached.

Enclosed for your consideration is the Offer to Exchange, dated September 4, 2019 (as amended or supplemented from time to time, the “Exchange Offer”), and a form of Instructions From Beneficial Owner relating to the offer of the Company to acquire up to 15,000,000 of the Company’s outstanding common operating partnership units (“OP Units”) with a current annual distribution rate of $0.42 per unit, on a one-for-one basis in exchange for an equal number of its newly issued Series 2019 Private Perpetual Preferred Operating Partnership Units (“Preferred Units”), with a distribution rate of $0.70 per unit. The Preferred Units will have a liquidation preference of $13.52 per unit, which was the closing price of the Class A common stock of the Company’s general partner, Empire State Realty Trust, Inc., on the New York Stock Exchange on August 27, 2019.

If all conditions to the Exchange Offer are satisfied or waived, the Company will acquire a total of 15,000,000 OP Units, or approximately 11.8% of the total number of outstanding OP Units held by partners other than the general partner, on a pro rata basis from all tendering holders of Series ES OP Units, Series 60 OP Units, Series 250 OP Units and Series PR OP Units, disregarding fractions, according to the number of OP Units tendered by each holder. Any OP Units not accepted will be credited back to the appropriate account promptly following the expiration or termination of the Exchange Offer. The Exchange Offer is conditioned upon, among other things, there being validly tendered and not withdrawn at least 1,000,000 OP Units.

THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 11, 2019, UNLESS EXTENDED (THE “EXPIRATION DATE”). The Company requests that you respond by October 2, 2019.

The Company expects that holders of OP Units who tender their OP Units in the Exchange Offer will still receive full distributions for all periods during which they held the OP Units and that the exchange of OP Units for Preferred Units in the Exchange Offer will not cause a holder to recognize gain for tax purposes. The description of the Exchange Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Exchange Offer.

We, as holders of OP Units on your behalf, are being requested to tender your OP Units for acquisition by the Company pursuant to the Exchange Offer. We cannot tender your OP Units unless you instruct us to take such actions by completing, executing and returning to us the Instructions From Beneficial Owner form enclosed herein.

Accordingly, we now request your instruction as to whether you wish us to tender on your behalf any or all of the OP Units held by us for your account, pursuant to the Exchange Offer.

Please note:

1.	The Exchange Offer will expire at 12:00 midnight, New York City time, on October 11, 2019, unless the Company extends or terminates the Exchange Offer.

2.

If you wish us to tender any or all of your OP Units in the Exchange Offer, please so instruct us by completing, executing and returning to us the Instructions From Beneficial Owner form on the back of this letter.

An exchange of OP Units for Preferred Units may not be suitable for you. You must make your own decision whether to tender OP Units in the Exchange Offer. Neither we, the Company, its general partner, the information agent, the depositary nor any other person is making any recommendation as to whether or not you should tender your OP Units for exchange in the Exchange Offer.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

INSTRUCTIONS FROM BENEFICIAL OWNER

WITH RESPECT TO

EMPIRE STATE REALTY OP, L.P.

OFFER TO EXCHANGE

SERIES 2019 PRIVATE PERPETUAL PREFERRED OPERATING PARTNERSHIP UNITS

FOR

SERIES ES OPERATING PARTNERSHIP UNITS

SERIES 60 OPERATING PARTNERSHIP UNITS

SERIES 250 OPERATING PARTNERSHIP UNITS

AND

SERIES PR OPERATING PARTNERSHIP UNITS

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 11, 2019

UNLESS EXTENDED OR TERMINATED BY THE COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to an offer (the “Exchange Offer”) by Empire State Realty OP, L.P. (the “Company”) to exchange up to 15,000,000 units of the Company’s newly issued Series 2019 Private Perpetual Preferred Operating Partnership Units (“Preferred Units”) on a one-for-one basis for up to 15,000,000 operating partnership units (“OP Units”), or approximately 11.8% of the total number of outstanding OP Units held by partners other than the general partner, across all four series of OP Units, disregarding fractions, according to the number of OP Units tendered by each holder, pursuant to the terms and conditions described in the Offer to Exchange, dated September 4, 2019 (as amended or supplemented from time to time, the “Offer to Exchange”).

Instruction to tender shares: This will instruct you to tender the number of OP Units set forth below and held by you for the account of the undersigned, upon and subject to the terms and conditions in the Exchange Offer.

The undersigned expressly agrees to be bound by the terms of the Exchange Offer.

Series ES Operating Partnership Units

Please tender ________ units of Series ES Operating Partnership Units held by you for my account.

Series 60 Operating Partnership Units

Please tender ________ units of Series 60 Operating Partnership Units held by you for my account.

Series 250 Operating Partnership Units

Please tender ________ units of Series 250 Operating Partnership Units held by you for my account.

Series PR Operating Partnership Units

Please tender ________ units of Series PR Operating Partnership Units held by you for my account.

If this Instructions From Beneficial Owner form is signed in the space provided below and no amount of units is stated to be tendered, you are authorized to tender the entire amount of each series OP Units in which you hold an interest through The Depository Trust Company for my account.

Dated:                                                      , 2019

Signature(s) of Beneficial Owner(s):

Name(s) of beneficial owner(s) (Please Print)

Capacity (full title)

Address

City Zip Code

Area Code and Telephone No.

Tax ID No. or Social Security No.

NONE OF THE OP UNITS HELD FOR THE BENEFICIAL OWNER’S ACCOUNT WILL BE TENDERED UNLESS WRITTEN INSTRUCTION TO DO SO IS PROVIDED.